Exhibit 99.1

United Airlines Reports

Second-Quarter 2016 Performance

Best quarterly on-time performance in company history

UAL generates diluted EPS of $1.78; $2.61 excluding special items

CHICAGO, July 19, 2016 – United Airlines (UAL) today reported its second-quarter 2016 financial results.

•	Including special items, UAL reported second-quarter net income of $588 million, earnings per share of $1.78 per diluted share and pre-tax earnings of $931 million.
•	Excluding special items, UAL reported second-quarter net income of $863 million, earnings per share of $2.61 per diluted share and pre-tax earnings of $1.4 billion.
•	During the second quarter of 2016, the company repurchased $694 million of its common stock, representing 4.4 percent of shares outstanding.
•	In July, the company’s Board of Directors authorized an additional $2 billion share repurchase program.

“We made significant progress in the second quarter as a direct result of the passion and dedication that United’s aviation professionals around the world have for running a great airline,” said Oscar Munoz, president and chief executive officer of United Airlines. “This progress is exemplified by the best six months of operational performance in our history and we will continue down the path of unlocking United’s full potential.”

Second-Quarter Revenue

For the second quarter of 2016, total revenue was $9.4 billion, a decrease of 5.2 percent year-over-year. Second-quarter 2016 consolidated passenger revenue per available seat mile (PRASM) decreased 6.6 percent and consolidated yield decreased 6.1 percent compared to the second quarter of 2015. The decline in PRASM continues to be driven by factors including a strong U.S. dollar, lower surcharges, travel reductions from customers impacted by declining oil prices, competitive actions and higher-yielding demand not keeping pace with industry capacity.

Second-Quarter Costs

Total operating expense including special charges was $8.3 billion in the second quarter, down 1.6 percent year-over-year. Excluding special charges, total operating expense was $7.9 billion, a 6.1 percent decrease year-over-year. Consolidated unit cost (CASM) including special charges, third-party business expenses, fuel and profit sharing decreased 1.6 percent compared to the second quarter of 2015 due mainly to lower oil prices. Consolidated CASM, excluding special charges, third-party business expenses, fuel and profit sharing, increased 2.5 percent year-over-year driven largely by the impact of recently ratified labor agreements.

United Airlines Reports Second-Quarter 2016 Performance

Liquidity and Capital Allocation

In the second quarter, UAL generated $2.5 billion in operating cash flow and ended the quarter with $6.0 billion in unrestricted liquidity, including $1.35 billion of undrawn commitments under its revolving credit facility. The company continued to invest in its business through capital expenditures of $838 million in the second quarter. Including assets acquired through the issuance of debt and airport construction financing and excluding fully reimbursable projects, the company invested $767 million in adjusted capital expenditures during the second quarter. Free cash flow, measured as operating cash flow less adjusted capital expenditures, was $1.8 billion in the second quarter.

For the 12 months ended June 30, 2016, the company’s return on invested capital was 20.7 percent.

In the quarter, UAL repurchased $694 million worth of its common stock, representing 4.4 percent of shares outstanding. As of June 30, 2016, the company had $255 million remaining to purchase shares under its existing share repurchase programs.

UAL’s Board of Directors authorized an additional $2 billion share repurchase program. This amount represents approximately 13 percent of the company’s market capitalization as of the closing stock price on July 18, 2016.

For more information on UAL’s third-quarter 2016 guidance, please visit ir.united.com for the company’s investor update.

Second-Quarter Highlights

Operations and Employees

•	Reached a tentative joint agreement with flight attendants.
•	IAM-represented employees ratified agreements.
•	Reported best six-month on-time performance and finished first or second in on-time arrivals among the four largest U.S. network carriers each month.
•	Achieved best quarterly mishandled bag rate, keeping more customers connected with their bags than ever before.
•	Employees earned cash-incentive payments of approximately $30 million for achieving operational performance goals.

Finance, Network and Fleet

•	Outlined initiatives the company is implementing to improve financial performance including commercial enhancements, cost structure improvements and operational improvement expected to drive $3.1 billion in incremental value by 2018.

United Airlines Reports Second-Quarter 2016 Performance

•	Launched new international routes between San Francisco and Singapore and between San Francisco and Xi’an, China.
•	Took delivery of two Boeing 737-800 aircraft, two Boeing 787-9 aircraft and added 12 Embraer 175 aircraft to its United Express fleet.

Customer Experience

•	Achieved the greatest year-over-year customer satisfaction score improvement in the company’s history, up 6.7 points compared to the second quarter of 2015.
•	Completed Wi-Fi installations on 100 percent of domestic and international mainline aircraft, making UAL the first U.S. airline to complete Wi-Fi installations on its international fleet.
•	Unveiled a reimagined international travel experience – United Polaris business class.

About United

United Airlines and United Express operate more than 4,500 flights a day to 339 airports across five continents. In 2015, United and United Express operated more than 1.5 million flights carrying more than 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. United operates more than 720 mainline aircraft, and this year, the airline anticipates taking delivery of 21 new Boeing aircraft, including 737 NGs, 787s and 777s. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and

United Airlines Reports Second-Quarter 2016 Performance

on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

-tables attached-

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

THREE AND SIX MONTHS ENDED JUNE 30, 2016 AND 2015

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
(In millions, except per share data)	2016	2015		2016	2015
Operating revenue:
Passenger: (A)
Mainline	$6,525	$6,961	(6.3)	$12,102	$12,899	(6.2)
Regional	1,578	1,715	(8.0)	2,991	3,197	(6.4)

Total passenger revenue	8,103	8,676	(6.6)	15,093	16,096	(6.2)
Cargo	208	229	(9.2)	402	471	(14.6)
Other operating revenue	1,085	1,009	7.5	2,096	1,955	7.2

Total operating revenue	9,396	9,914	(5.2)	17,591	18,522	(5.0)

Operating expense:
Salaries and related costs	2,592	2,454	5.6	5,082	4,755	6.9
Aircraft fuel (B)	1,437	2,106	(31.8)	2,655	3,970	(33.1)
Regional capacity purchase	551	583	(5.5)	1,073	1,153	(6.9)
Landing fees and other rent	541	553	(2.2)	1,066	1,096	(2.7)
Depreciation and amortization	491	445	10.3	970	874	11.0
Aircraft maintenance materials and outside repairs	448	431	3.9	850	828	2.7
Distribution expenses	339	348	(2.6)	642	660	(2.7)
Aircraft rent	175	194	(9.8)	353	395	(10.6)
Special charges (C)	434	55	NM	624	119	NM
Other operating expenses	1,328	1,300	2.2	2,567	2,486	3.3

Total operating expense	8,336	8,469	(1.6)	15,882	16,336	(2.8)

Operating income	1,060	1,445	(26.6)	1,709	2,186	(21.8)

Nonoperating income (expense):
Interest expense	(157)	(167)	(6.0)	(316)	(340)	(7.1)
Interest capitalized	14	13	7.7	28	25	12.0
Interest income	9	6	50.0	17	11	54.5
Miscellaneous, net (C)	5	(100)	NM	(13)	(174)	(92.5)

Total nonoperating expense	(129)	(248)	(48.0)	(284)	(478)	(40.6)

Income before income taxes	931	1,197	(22.2)	1,425	1,708	(16.6)
Income tax expense (D)	343	4	NM	524	7	NM

Net income	$588	$1,193	(50.7)	$901	$1,701	(47.0)

Earnings per share, basic	$1.78	$3.14	(43.3)	$2.63	$4.46	(41.0)

Earnings per share, diluted	$1.78	$3.14	(43.3)	$2.63	$4.45	(40.9)

Weighted average shares, basic	331	380	(12.9)	342	381	(10.2)
Weighted average shares, diluted	331	380	(12.9)	343	382	(10.2)

NM Not meaningful

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(A)	Select passenger revenue information is as follows (in millions):

	2Q 2016 Passenger Revenue (millions)	Passenger Revenue vs. 2Q 2015	PRASM vs. 2Q 2015	Yield vs. 2Q 2015	Available Seat Miles vs. 2Q 2015
Domestic	$3,393	(3.7%)	(4.6%)	(4.7%)	0.9%

Atlantic	1,506	(7.9%)	(10.3%)	(4.8%)	2.7%
Pacific	1,013	(8.6%)	(7.6%)	(8.0%)	(1.1%)
Latin America	613	(11.8%)	(10.5%)	(13.5%)	(1.5%)

International	3,132	(8.9%)	(9.3%)	(7.8%)	0.5%

Mainline	6,525	(6.3%)	(6.9%)	(6.2%)	0.7%
Regional	1,578	(8.0%)	(3.4%)	(4.2%)	(4.8%)

Consolidated	$8,103	(6.6%)	(6.6%)	(6.1%)	0.1%

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(B)	UAL’s results of operations include fuel expense for both mainline and regional operations.

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
(In millions, except per gallon)	2016	2015		2016	2015
Mainline fuel expense excluding hedge impacts	$1,166	$1,648	(29.2)	$2,051	$3,044	(32.6)
Hedge losses reported in fuel expense (a)	(35)	(118)	NM	(173)	(279)	NM

Total mainline fuel expense	1,201	1,766	(32.0)	2,224	3,323	(33.1)
Regional fuel expense	236	340	(30.6)	431	647	(33.4)

Consolidated fuel expense	1,437	2,106	(31.8)	2,655	3,970	(33.1)
Cash paid on settled hedges that did not qualify for hedge accounting (b)	—	(75)	NM	(5)	(114)	NM

Fuel expense including all losses from settled hedges	$1,437	$2,181	(34.1)	$2,660	$4,084	(34.9)

Mainline fuel consumption (gallons)	834	833	0.1	1,568	1,570	(0.1)
Mainline average aircraft fuel price per gallon	$1.44	$2.12	(32.1)	$1.42	$2.12	(33.0)
Mainline average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.40	$1.98	(29.3)	$1.31	$1.94	(32.5)
Mainline average aircraft fuel price per gallon including cash paid on settled hedges that did not qualify for hedge accounting	$1.44	$2.21	(34.8)	$1.42	$2.19	(35.2)
Regional fuel consumption (gallons)	161	171	(5.8)	317	330	(3.9)
Regional average aircraft fuel price per gallon	$1.47	$1.99	(26.1)	$1.36	$1.96	(30.6)

Consolidated fuel consumption (gallons)	995	1,004	(0.9)	1,885	1,900	(0.8)
Consolidated average aircraft fuel price per gallon	$1.44	$2.10	(31.4)	$1.41	$2.09	(32.5)
Consolidated average aircraft fuel price per gallon excluding hedge losses recorded in fuel expense	$1.41	$1.98	(28.8)	$1.32	$1.94	(32.0)
Consolidated average aircraft fuel price per gallon including cash paid on settled hedges that did not qualify for hedge accounting	$1.44	$2.17	(33.6)	$1.41	$2.15	(34.4)

(a)	Includes losses from settled hedges that were designated for hedge accounting. UAL allocates 100 percent of hedge accounting gains (losses) to mainline fuel expense.
(b)	Includes ineffectiveness losses on settled hedges and losses on settled hedges that were not designated for hedge accounting. Ineffectiveness gains (losses) and gains (losses) on hedges that do not qualify for hedge accounting are recorded in Nonoperating income (expense): Miscellaneous, net.

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NOTES (UNAUDITED)

(C)	Special items include the following:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2016	2015	2016	2015
Operating:
Impairment of intangible asset related to Newark Liberty International Airport (Newark) slots	$412	$—	$412	$—
Labor agreement costs	10	—	110	—
Severance and benefit costs	6	25	14	75
Cleveland airport lease restructuring	—	—	74	—
(Gains) losses on sale of assets and other special charges	6	30	14	44

Special charges	434	55	624	119

Nonoperating and income taxes:
(Gain) loss on extinguishment of debt and other	(9)	128	(1)	134
Income tax benefit related to special charges	(153)	—	(225)	—

Total operating and nonoperating special charges, net of income taxes	272	183	398	253
Mark-to-market (MTM) gains from fuel derivative contracts settling in future periods	—	(26)	—	(7)
Prior period gains (losses) on fuel derivative contracts settled in the current period	3	(90)	(1)	(105)

Total special items, net of income taxes	$275	$67	$397	$141

2016 - Special items

Impairment of intangible asset related to Newark slots: In April 2016, the Federal Aviation Administration (FAA) announced that it will designate Newark as a Level 2 schedule-facilitated airport under the International Air Transport Association Worldwide Slot Guidelines effective October 30, 2016. The designation was associated with an updated demand and capacity analysis of Newark by the FAA. In the second quarter of 2016, the company has determined that the FAA’s action has impaired the entire value of its Newark slots because the slots will no longer be the mechanism that governs take-off and landing rights. Accordingly, the company recorded a $412 million special charge ($264 million net of taxes) to write off the intangible asset. The Newark slots served as part of the collateral for the term loans under the company’s Credit Agreement and under the Second Amended and Restated Co-Branded Card Marketing Services Agreement with Chase Bank USA, N.A. (the Chase Agreement). The Credit Agreement and the Chase Agreement have been amended to remove the Newark slots as collateral with no replacement collateral required.

Labor agreement costs: The fleet service, passenger service, storekeeper and other employees represented by the Int’l Association of Machinists and Aerospace Workers ratified seven new contracts with the company which extended the contracts through 2021. During the three and six months ended June 30, 2016, the company recorded $10 million ($6 million net of taxes) and $110 million ($70 million net of taxes), respectively, of special charges primarily for bonus payments to be made in conjunction with the ratification of these contracts.

Severance and benefit costs: During the three and six months ended June 30, 2016, the company recorded $6 million ($4 million net of taxes) and $14 million ($9 million net of taxes), respectively, of severance and benefit costs related to a voluntary early-out program for its flight attendants. In 2014, more than 2,500 flight attendants elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through the end of 2016.

Cleveland airport lease restructuring: During the six months ended June 30, 2016, the City of Cleveland agreed to amend the lease, which runs through 2029, associated with certain excess airport terminal space (principally Terminal D) and related facilities at Hopkins International Airport. The company recorded an accrual for remaining payments under the lease for facilities that the company no longer uses and will continue to incur costs under the lease without economic benefit to the company. This liability was measured and recorded at its fair value when the company ceased its right to use such facilities leased to it pursuant to the lease. The company recorded a net charge of $74 million ($47 million net of taxes) related to the amended lease.

(Gains) losses on sale of assets and other special charges: During the three and six months ended June 30, 2016, the company recorded $6 million ($4 million net of taxes) and $14 million ($9 million net of taxes), respectively.

United Airlines Reports Second-Quarter 2016 Performance

(Gains) losses on extinguishment of debt and other: During the six months ended June 30, 2016, the company recorded $8 million ($5 million net of taxes) of losses due to exchange rate changes in Venezuela applicable to funds held in local currency, and the company recorded a $9 million ($6 million net of taxes) gain on the sale of an affiliate.

MTM (gains) losses from fuel derivative contracts settling in future periods and prior period gains (losses) on fuel derivative contracts settled in the current period: The company uses certain combinations of derivative contracts that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. Additionally, the company may enter into contracts at different times and later combine those contracts into structures designated for hedge accounting. As with derivatives that qualify for hedge accounting, the economic hedges and individual contracts are part of the company’s program to mitigate the adverse financial impact of potential increases in the price of fuel. The company records changes in the fair value of these various contracts that are not designated for hedge accounting to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and six months ended June 30, 2016, the company did not record any MTM gains or losses on fuel derivative contracts that will settle in future periods. For fuel derivative contracts that settled in the three and six months ended June 30, 2016, the company recorded MTM gains (losses) of $3 million and ($1 million), respectively, in prior periods.

2015 - Special items

Severance and benefit costs: During the three and six months ended June 30, 2015, the company recorded $25 million and $75 million, respectively, of severance and benefit costs primarily related to a voluntary early-out program for its flight attendants. In 2014, more than 2,500 flight attendants elected to voluntarily separate from the company and will receive a severance payment, with a maximum value of $100,000 per participant, based on years of service, with retirement dates through the end of 2016.

(Gains) losses on sale of assets and other special charges: During the three and six months ended June 30, 2015, the company recorded $30 million and $44 million, respectively, for integration-related costs, impairment of assets, and other special gains and losses.

Loss on extinguishment of debt and other, net: During the three and six months ended June 30, 2015, the company recorded $128 million and $134 million, respectively, of losses as part of Nonoperating income (expense): Miscellaneous, net due to the write-off of the debt discount related to the redemption of the 6% Notes due 2026 and 6% Notes due 2028.

MTM gains from fuel derivative contracts settling in future periods and prior period losses on fuel derivative contracts settled in the current period: The company uses certain combinations of derivative contracts that are economic hedges but do not qualify for hedge accounting under U.S. generally accepted accounting principles. Additionally, the company may enter into contracts at different times and later combine those contracts into structures designated for hedge accounting. As with derivatives that qualify for hedge accounting, the economic hedges and individual contracts are part of the company’s program to mitigate the adverse financial impact of potential increases in the price of fuel. The company records changes in the fair value of these various contracts that are not designated for hedge accounting to Nonoperating income (expense): Miscellaneous, net in the statements of consolidated operations. During the three and six months ended June 30, 2015, the company recorded $26 million and $7 million, respectively, in MTM gains on fuel derivative contracts that will settle in future periods. For fuel derivative contracts that settled in the three and six months ended June 30, 2015, the company recorded MTM losses of $90 million and $105 million, respectively, in prior periods.

(D)	The company’s effective tax rate for the three and six months ended June 30, 2016 was 36.9% and 36.8%, respectively, which represented a blend of federal, state and foreign taxes and the impact of certain nondeductible items. The effective tax rate for the six months ended June 30, 2015 was 0.4% due primarily to the existing income tax valuation allowance against net operating losses and other deferred income tax assets. During 2015, after considering all positive and negative evidence, the company concluded that its deferred income taxes would more likely than not be realized. The company released substantially all of its valuation allowance in the third quarter of 2015.

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

STATISTICS

	Three Months Ended June 30,		% Increase/ (Decrease)		Six Months Ended June 30,		% Increase/ (Decrease)
	2016	2015			2016	2015
Mainline:
Passengers (thousands)	25,639	24,858	3.1		47,916	46,236	3.6
Revenue passenger miles (millions)	47,842	47,859	—		88,698	88,519	0.2
Available seat miles (millions)	57,452	57,048	0.7		108,617	107,173	1.3
Cargo ton miles (millions)	679	633	7.3		1,301	1,295	0.5
Passenger load factor:
Mainline	83.3%	83.9%	(0.6	) pts.	81.7%	82.6%	(0.9	) pts.
Domestic	86.8%	86.6%	0.2	pts.	85.2%	85.6%	(0.4	) pts.
International	79.9%	81.3%	(1.4	) pts.	78.3%	79.8%	(1.5	) pts.
Passenger revenue per available seat mile (cents)	11.36	12.20	(6.9)		11.14	12.04	(7.5)
Average yield per revenue passenger mile (cents)	13.64	14.54	(6.2)		13.64	14.57	(6.4)
Aircraft in fleet at end of period	720	708	1.7		720	708	1.7
Average stage length (miles)	1,890	1,939	(2.5)		1,875	1,928	(2.7)
Average daily utilization of each aircraft (hours)	10:38	10:54	(2.4)		10:07	10:25	(2.9)

Regional:
Passengers (thousands)	10,777	11,373	(5.2)		20,587	21,517	(4.3)
Revenue passenger miles (millions)	6,175	6,430	(4.0)		11,901	12,214	(2.6)
Available seat miles (millions)	7,273	7,637	(4.8)		14,381	14,781	(2.7)
Passenger load factor	84.9%	84.2%	0.7	pts.	82.8%	82.6%	0.2	pts.
Passenger revenue per available seat mile (cents)	21.70	22.46	(3.4)		20.80	21.63	(3.8)
Average yield per revenue passenger mile (cents)	25.55	26.67	(4.2)		25.13	26.17	(4.0)
Aircraft in fleet at end of period	494	522	(5.4)		494	522	(5.4)
Average stage length (miles)	565	558	1.3		570	560	1.8

Consolidated (Mainline and Regional):
Passengers (thousands)	36,416	36,231	0.5		68,503	67,753	1.1
Revenue passenger miles (millions)	54,017	54,289	(0.5)		100,599	100,733	(0.1)
Available seat miles (millions)	64,725	64,685	0.1		122,998	121,954	0.9
Passenger load factor	83.5%	83.9%	(0.4	) pts.	81.8%	82.6%	(0.8	) pts.
Passenger revenue per available seat mile (cents)	12.52	13.41	(6.6)		12.27	13.20	(7.0)
Total revenue per available seat mile (cents)	14.52	15.33	(5.3)		14.30	15.19	(5.9)
Average yield per revenue passenger mile (cents)	15.00	15.98	(6.1)		15.00	15.98	(6.1)
Aircraft in fleet at end of period	1,214	1,230	(1.3)		1,214	1,230	(1.3)
Average stage length (miles)	1,496	1,500	(0.3)		1,479	1,488	(0.6)
Average full-time equivalent employees (thousands)	83.2	82.3	1.1		82.8	82.0	1.0

Note:	See Part II, Item 6 Selected Financial Data of the company’s annual report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics.

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including income (loss) before income taxes excluding special items, net income (loss) excluding special items, net earnings (loss) per share excluding special items, and CASM, as adjusted, among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expenses, fuel and special charges. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that adjusting for special charges is useful to investors because special charges are non-recurring charges not indicative of UAL’s ongoing performance. In addition, the company believes that adjusting for MTM gains and losses from fuel derivative contracts settling in future periods and prior period gains and losses on fuel derivative contracts settled in the current period is useful because the adjustments allow investors to better understand the cash impact of settled fuel derivative contracts in a given period. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because this exclusion allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL also believes that adjusting capital expenditures for assets acquired through the issuance of debt, airport construction financing and excluding fully reimbursable projects is useful to investors in order to appropriately reflect the non-reimbursable funds spent on capital expenditures.

	Three Months Ended June 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)	Six Months Ended June 30,		$ Increase/ (Decrease)	% Increase/ (Decrease)
(in millions)	2016	2015			2016	2015
Operating expenses	$8,336	$8,469	$(133)	(1.6)	$15,882	$16,336	$(454)	(2.8)
Less: Special charges (C)	434	55	379	NM	624	119	505	NM

Operating expenses, excluding special charges	7,902	8,414	(512)	(6.1)	15,258	16,217	(959)	(5.9)

Less: Third-party business expenses	60	69	(9)	(13.0)	127	135	(8)	(5.9)
Less: Fuel expense	1,437	2,106	(669)	(31.8)	2,655	3,970	(1,315)	(33.1)
Less: Profit sharing, including taxes	209	198	11	5.6	302	268	34	12.7

Operating expenses, excluding fuel, profit sharing, special charges and third-party business expenses	$6,196	$6,041	$155	2.6	$12,174	$11,844	$330	2.8

Income before income taxes	$931	$1,197	$(266)	(22.2)	$1,425	$1,708	$(283)	(16.6)
Less: special items before income taxes (C)	428	67	361	NM	622	141	481	NM

Income before income taxes and excluding special items	$1,359	$1,264	$95	7.5	$2,047	$1,849	$198	10.7

Net income	$588	$1,193	$(605)	(50.7)	$901	$1,701	$(800)	(47.0)
Less: special items, net of tax (C)	275	67	208	NM	397	141	256	NM

Net income, excluding special items	$863	$1,260	$(397)	(31.5)	$1,298	$1,842	$(544)	(29.5)

Diluted earnings per share	$1.78	$3.14	$(1.36)	(43.3)	$2.63	$4.45	$(1.82)	(40.9)
Add back: special items	1.29	0.17	1.12	NM	1.82	0.37	1.45	NM
Tax effect related to special items	(0.46)	—	(0.46)	NM	(0.66)	—	(0.66)	NM

Diluted earnings per share, excluding special items	$2.61	$3.31	$(0.70)	(21.1)	$3.79	$4.82	$(1.03)	(21.4)

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended June 30,		% Increase/ (Decrease)	Six Months Ended June 30,		% Increase/ (Decrease)
	2016	2015		2016	2015
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	12.39	12.42	(0.2)	12.43	12.69	(2.0)
Less: Special charges (C)	0.76	0.10	NM	0.58	0.12	NM

CASM, excluding special charges	11.63	12.32	(5.6)	11.85	12.57	(5.7)
Less: Third-party business expenses	0.10	0.12	(16.7)	0.11	0.12	(8.3)

CASM, excluding special charges and third-party business expenses	11.53	12.20	(5.5)	11.74	12.45	(5.7)
Less: Fuel expense	2.09	3.10	(32.6)	2.05	3.10	(33.9)

CASM, excluding special charges, third-party business expenses and fuel	9.44	9.10	3.7	9.69	9.35	3.6
Less: Profit sharing per available seat mile	0.36	0.34	5.9	0.28	0.25	12.0

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	9.08	8.76	3.7	9.41	9.10	3.4

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	12.88	13.09	(1.6)	12.91	13.40	(3.7)
Less: Special charges (C)	0.67	0.08	NM	0.50	0.10	NM

CASM, excluding special charges	12.21	13.01	(6.1)	12.41	13.30	(6.7)
Less: Third-party business expenses	0.09	0.11	(18.2)	0.11	0.11	—

CASM, excluding special charges and third-party business expenses	12.12	12.90	(6.0)	12.30	13.19	(6.7)
Less: Fuel expense	2.22	3.25	(31.7)	2.16	3.26	(33.7)

CASM, excluding special charges, third-party business expenses and fuel	9.90	9.65	2.6	10.14	9.93	2.1
Less: Profit sharing per available seat mile	0.33	0.31	6.5	0.24	0.22	9.1

CASM, excluding special charges, third-party business expenses, fuel, and profit sharing	9.57	9.34	2.5	9.90	9.71	2.0

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

CAPITAL EXPENDITURES AND FREE CASH FLOW

Capital Expenditures (in millions)	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Capital expenditures – GAAP	$838	$1,654
Property and equipment acquired through the issuance of debt	—	59
Airport construction financing	26	35
Fully reimbursable projects	(97)	(158)

Adjusted capital expenditures – Non-GAAP	$767	$1,590

Free Cash Flow (in millions)	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Net cash provided by operating activities	$2,547	$3,746
Less adjusted capital expenditures – Non-GAAP	767	1,590

Free cash flow	$1,780	$2,156

United Airlines Reports Second-Quarter 2016 Performance

UNITED CONTINENTAL HOLDINGS, INC.

RETURN ON INVESTED CAPITAL (ROIC)

ROIC is a Non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations’ use of invested capital to generate profits.

(in millions)	Twelve Months Ended June 30, 2016
Net Operating Profit After Tax (NOPAT)
Pre-tax income excluding special items (a)	$4,696
NOPAT adjustments (b)	1,056

NOPAT	$5,752

Effective cash tax rate (c)	0.3%

Invested Capital (five-quarter average)
Total assets	$40,394
Invested capital adjustments (d)	12,581

Average Invested Capital	$27,813

Return on Invested Capital	20.7%

Notes:	Twelve Months Ended June 30, 2016

(a) Non-GAAP Financial Reconciliation
Pre-tax income	$3,936
Add: Special items	760

Pre-tax income excluding special items	$4,696

(b)	NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent, and net interest on pension.
(c)	Effective cash tax rate is calculated by dividing cash taxes paid by adjusted pre-tax income.
(d)	Invested capital adjustments include: adding back capital aircraft rent (at 7.0X) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance, and other non-interest bearing liabilities.

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